Exhibit 99.1

Lev Peker Appointed to

Faraday Future’s Board of Directors

Los Angeles, CA (August 4, 2023) - Faraday Future Intelligent Electric Inc. (Nasdaq: FFIE) (“FF,” “Faraday Future,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, announced today that the Board of Directors of the Company (the "Board”) unanimously appointed Lev Peker as a member of the Board and as a member and the Chair of the Audit Committee of the Board.

Mr. Peker is an automotive and retail experienced C-Suite executive who has served in the CEO role as well as on the board of directors at various public and private organizations. He has a results-driven mindset and a strong track record of performance in turnaround and high-paced organizations. Mr. Peker is currently the CEO of PartsiD, a leading digital commerce platform for the automotive aftermarket. Prior to that, Mr. Peker was the CEO of CarLotz, a nationwide used car consignment retailer (which recently merged with Shift Technologies). Prior to that role, Mr. Peker was the CEO of CarParts.com from 2019-2022 where he oversaw a more than doubling of annual revenue, a nearly fourfold improvement in EBITDA and an increase in market capitalization of over 500%. He also led the organization through a turnaround and strategic repositioning, while creating a 3-year plan to increase operational efficiency, maximize inventory, and improve the customer experience. Mr. Peker has also held various executive roles at Adorama, Sears Holdings Corporation and US Auto Parts in his career. Mr. Peker is a Certified Public Accountant (CPA), has an MBA from The Anderson School of Management at UCLA and a BS in Accounting from USC’s Marshall School of Business.

On July 31, 2023, Adam He provided a letter of resignation as interim Board Chairman, member of the Board and member of the Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee, and Selection Committee, effective immediately. The Company thanks Mr. He for his valuable service as a member of the Board.

“We are honored to have an automotive and retail industry veteran like Mr. Peker join our team during this exciting and pivotal period of the Company,” said Xuefeng (“XF”) Chen, Global Chief Executive Officer of FF. “Mr. Peker will provide valuable experience and leadership along with the rest of the Board that will help guide us as we begin the deliveries of the FF 91 2.0 Futurist Alliance to our first group of users.”

The Company recently announced the official launch of the second phase of its co-creation delivery and expects to deliver the FF 91 2.0 Futurist Alliance to the first users at a delivery ceremony later this month. This marks a significant milestone for the Company as FF initiates the second phase of its three-phase delivery plan.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/

or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

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www.linkedin.com/company/faradayfuture/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements about the FF 91 2.0 Futurist Alliance delivery timeline, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include , among others: the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs (including timely receipt of parts and satisfactory safety testing); the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price.. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 12, 2023, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, and other documents filed by the Company from time to time with the SEC. . These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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